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                                                                   Exhibit 10.42


                   ADDENDUM TO STOCK OPTION LETTER AGREEMENT

        This Addendum to Stock Option Letter Agreement dated June 30, 1996 (the "Agreement") is entered into by and between T & W Leasing, Inc., formerly known as T & W Financial Corporation, (the "Company"), T & W Financial Corporation ("New T&W") and Kenneth W. McCarthy, Jr. ("McCarthy").

                                   BACKGROUND

        The Company and McCarthy have entered into the Agreement which provides for the issuance of an option to McCarthy to purchase certain shares of the Company's common stock. The Company shall participate in a restructuring transaction in order to accomplish an initial public offering of New T&W's common stock. As part of the restructuring, shareholders of the Company shall contribute their shares to New T&W in exchange for common stock of New T&W. The Company and Luke desire to restate and clarify a portion of the Agreement to state the actual percentage interest and number of shares of common stock of T&W Financial Corporation represented by the grant of the option set forth in the Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

The text of the first paragraph of the Agreement (immediately preceding the paragraph entitled "Term"), is hereby amended in its entirety to read as follows:

        Subject to the terms and conditions set forth below, you are hereby granted a non-qualified stock option for the purchase of 2.55% of the total outstanding stock of T&W Financial Corporation immediately prior to the closing of an initial public offering of its common stock (exclusive of shares sold pursuant to the exercise of the Underwriters' over-allotment option as described in the Company's Registration Statement on Form S-1 filed in connection with the initial public offering). The per share exercise price of the option shall be equal to two (2) times the book value of the Company as of June 30, 1996.

DATED as of August 15, 1997.

Company:        T&W Leasing, Inc.

                By: ________________________
                Thomas W. Price, President

NEW T&W:        T&W Financial Corporation

                By: ________________________
                 Thomas W. Price, President

McCARTHY:       ____________________________
                Kenneth W. McCarthy, Jr.